SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

UNIVERSAL LIFE HOLDING CORPORATION
Exact Name of Registrant Specified in Charter

Illinois	000-02347	37-0859747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 340, Olney, Maryland 20830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 774-6913

(Former Name or Former Address, if Changed Since Last Report)

UNIVERSAL LIFE HOLDING CORPORATION
FORM 8-K RELATING TO ITEM 5.01
CHANGES IN REGISTRANT'S OWNERSHIP

ITEM 5.01 CHANGES IN REGISTRANT'S OWNERSHIP

(a)(i) New Ownership

    (i)        On November 10, 2004, Universal Life Holding Corporation (the "Registrant") through its then current Board of Directors, executed and consummated a sale of the company to Mr. Weinreb.

    (ii)        Concurrent with said sale, all directors, officers and other members of the then current Registrant resigned and have severed all ties the company.

    (iii)        The new Director is Mr. Weinreb, who shall appoint a Board shortly and file all appropriate filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhbit    Description

10.1     Agreement between Mr. Richardson and Mr. Weinreb

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LIFE HOLDINGS By: /s/ Frederick S. Richardson Frederick S. Richardson President and Director (Principal Financial and Accounting Officer) November 17, 2004